Exhibit 99.1

Sunworks Announces Fourth Quarter and Full-Year 2021 Financial Results

Backlog reaches $58 million as Company Overcomes Seasonal Weather and Supply Chain Disruptions;

Company Enters 2022 With Experienced Team and Strong Demand

PROVO, UT. March 11, 2022 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power and battery storage solutions for residential, agriculture, commercial, industrial, and public works markets, today announced financial results for the fourth quarter and full-year ending on December 31, 2021. The financial results for the fourth quarter of 2021 include the operating results of Solcius, acquired on April 8, 2021, with no corresponding contribution in the year-ago period.

“We delivered sequential revenue growth in the quarter, adeptly navigating ongoing supply chain issues, permitting delays, labor challenges and other COVID-related challenges,” commented Gaylon Morris, Chief Executive Officer of Sunworks. “In the short-term, we experienced wider losses due to inflationary pressures, which we have largely addressed through supply chain enhancements and adjustments to our pricing strategies. Continued top-line growth, especially as the pandemic-related issues continue to abate, combined with better efficiency should move us toward profitability.”

“Our residential business gained traction in Q4, with both sequential revenue and backlog growth,” added Mr. Morris. “Despite regulatory uncertainty and COVID related challenges, the long-term outlook for our residential business continues to be strong. Our strategy is centered around pursuing new market opportunities and building out our multi-channel sales strategy.”

“We continue to drive expansion of our gross margins in the commercial and public works business, reflecting rigor and discipline in pricing and installation controls,” continued Mr. Morris. “We have made key additions of industry veterans to our leadership team in recent months, which will position this business to realize growth and free cash flow generation over the longer term. Our customers see Sunworks as a reliable and efficient partner to engineer and develop their solar projects, which are supportive of their long term ESG goals and efforts to optimize their energy footprint. We are encouraged by the elevated pipeline of opportunities, have adequate level of inventories and supply chain partners to execute.”

“2021 was a transformational year for Sunworks, as we acquired Solcius, a leading residential installer, providing a platform for future growth,” continued Mr. Morris. “We also made significant investments in our management team, our internal processes, as well as in our sales, marketing and IT infrastructure. We now have a scalable and increasingly efficient platform in place, and our focus for 2022 is to scale this platform to more clearly demonstrate the earnings power we believe we have built.”

“Overall, we are positioned to grow revenue by expanding our market reach in both residential and commercial markets, as well as broadening on our sales channel strategies,” concluded Mr. Morris. “Demand for our solutions from a wide-range of customers continues, and is accelerating, and we are well-positioned to meet this demand. Additionally, to further our strategy of improving cash flow generation and fuel growth, we intend to pursue acquisitions that develop scale, expand our geographic reach, increase our product offerings or improve our customer acquisition costs.”

Fourth Quarter Financial Summary

Total revenue for the quarter ended December 31, 2021 was $31.7 million compared to $8.6 million in the same period last year. Fourth quarter 2021 revenue included $26.1 million in residential revenue from Solcius.

Gross margin for the fourth quarter of 2021 was 47.4% compared to 25.0% for the fourth quarter of 2020, reflecting the positive contribution from Solcius’ business model and operational improvements throughout the business, including increased focus on accuracy in estimating, quoting and improved execution. Operating expenses for the fourth quarter of 2021 were $28.2 million, compared to $6.9 million in the fourth quarter of 2020. Selling and marketing expenses were $11.3 million, or 36% of revenue for the fourth quarter of 2021, compared to $1.8 million, or 21% of revenue in the fourth quarter of 2020, reflecting the Solcius residential marketing model and an expansion of the Sunworks marketing function to bolster lead generation and build brand equity. General and administrative expenses were $8.2 million, or 26% of revenue, in the fourth quarter of 2021 compared to $5.0 million, or 58% of revenue in the fourth quarter of 2020, reflecting greater operational efficiency, partially offset by investments in IT and labor to support a growing platform. Included within operating expenses were $8.7 million of non-cash expenses primarily related to a $5.5 million impairment, as well as stock compensation and amortization expense associated with the Solcius acquisition. The impairment was associated with acquisitions in the commercial and public works businesses made in prior years.

Net loss for the quarter ended December 31, 2021 was $13.5 million, or $0.47 per basic and diluted share (based on 28.4 million shares), compared to net loss of $4.9 million or $0.27 per basic and diluted share (based on 18.0 million shares) in the fourth quarter of 2020.

Adjusted EBITDA was a loss of $4.4 million for the fourth quarter of 2021, compared to an Adjusted EBITDA loss of $4.6 million for the fourth quarter of the prior year.

Cash balance and restricted cash as of December 31, 2021 was $20.0 million versus $39.3 million at December 31, 2020 and up $8.5 million from September 30, 2021. The decrease in the year-over-year cash balance for the fourth quarter of 2021, compared to 2020 is partially the result of the $51.8 million Sunworks paid for Solcius.

Full Year Financial Summary

Total revenue for the year ended December 31, 2021 was $101.2 million compared to $37.9 million last year. The increase was primarily attributable to the acquisition of Solcius, which added $72.3 million of revenue in 2021.

Gross margin for the year was 44.1% compared to 21.1% last year, reflecting the positive contribution from Solcius’ business model and operational improvements throughout the business, including increased focus on accuracy in estimating, quoting and improved execution.

Operating expenses for the year were $73.9 million, compared to $23.2 million last year. The year over increase is primarily attributable to selling, marketing and other operating costs associated with the Solcius acquisition. Additionally, non-cash expenses were $15.1 million primarily related to stock compensation, amortization expense and the goodwill impairment.

Net loss for the year ended December 31, 2021 was $26.6 million, or $0.99 per basic and diluted share, compared to net loss of $16.0 million or $1.03 per basic and diluted share in 2020.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes and depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, goodwill impairment and acquisition transaction expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss).

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. We believe these non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results. These non-GAAP financial measures, as we calculate them, may not be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Reconciliation of Net Loss to Adjusted EBITDA
Net Loss	$(13,486)	$(4,880)	$(26,625)	$(15,939)
PPP Loan Forgiveness	-	-	(2,881)	-
Stock-based compensation	1,264	10	3,734	147
Depreciation and amortization	1,977	91	5,877	337
Impairment	5,464	-	5,464	4,000
Interest expense	341	159	381	714
Acquisition Transaction Expenses	-	-	775	-
Adjusted EBITDA	$(4,439)	$(4,620)	$(13,275)	$(10,741)

Conference Call

Management will host a conference call and live webcast to review the financial results and provide a corporate update today at 1 p.m. ET. To access the call, please dial 888-506-0062 (toll free) or 973-528-0011 and if requested, reference conference ID 931944. The conference call will also be webcast live on the Investor Relations section of Sunworks’ web site at https://ir.sunworksusa.com/.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from approximately 7 p.m. ET on March 11, 2022 until 11:59 p.m. ET on March 25, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 44810.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including residential, commercial, industrial, agricultural, federal, and public works. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All Sunworks’ employees uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com and http://www.solcius.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the Company’s future revenue, operating income, demand for solar power systems, and Sunworks’ ability build its sales channels, to continue to satisfy backlog and to pursue and integrate acquisitions. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, regulatory, environmental and other factors affecting Sunworks and its operations, markets and products; the impact of COVID-19 and the related federal, state and local restrictions on Sunworks’ operations and workforce, the impact of COVID-19 and such restrictions on Sunworks’ customers, and the impact of COVID-19 on Sunworks’ supply chain and availability of shipping and distribution; the availability of government support and incentives; the prospects for sales, lower revenues, failure to earn profit, higher costs than expected, potential operating losses, ownership dilution, inability to repay debt, the inability to complete projects within anticipated timeframes and costs, the inability to improve efficiency or complete strategic investments, the impact of tariffs imposed by governmental bodies, the impact on the national and local economies resulting from terrorist actions; and other factors detailed in reports filed by Sunworks. You should also review the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents Sunworks files with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by Sunworks in this press release is based only on information currently available to Sunworks and reflects only as of the date on which it is made. Sunworks undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

rob@fnkir.com

SUNWORKS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$19,719	$38,991
Restricted cash	323	348
Accounts receivable, net	4,568	2,890
Inventory	10,219	1,179
Contract assets	14,498	2,397
Other current assets	4,154	137
Total Current Assets	53,481	45,942
Property and equipment, net	3,195	198
Finance lease right-of-use assets, net	1,407	-
Operating lease right-of-use assets	2,502	694
Deposits	132	47
Intangible assets, net	7,910	-
Goodwill	32,186	5,464
Total Assets	$100,813	$52,345

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$11,127	$7,356
Contract liabilities	12,201	6,260
Finance lease liability, current portion	424	-
Operating lease liability, current portion	993	649
Paycheck Protection Program loan payable, current portion	-	787
Total Current Liabilities	24,745	15,052

Long-Term Liabilities:
Finance lease liability, net of current portion	542	-
Operating lease liability, net of current portion	1,509	45
Paycheck Protection Program loan payable, net of current portion	-	2,060
Warranty liability	1,251	1,131
Total Long-Term Liabilities	3,302	3,236
Total Liabilities	28,047	18,288

Commitments and contingencies

Shareholders’ Equity:
Preferred stock Series B, $0.001 par value, 5,000,000 authorized shares; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 authorized shares; 29,193,772 and 23,835,258 shares issued and outstanding, at December 31, 2021 and 2020, respectively	29	24
Additional paid-in capital	187,997	122,668
Accumulated deficit	(115,260)	(88,635)
Total Shareholders’ Equity	72,766	34,057

Total Liabilities and Shareholders’ Equity	$100,813	$52,345

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(thousands, except share and per share data)

	2021	2020
Revenue, net	$101,154	$37,913

Cost of Goods Sold	56,507	29,902

Gross Profit	44,647	8,011

Operating Expenses
Selling and marketing	32,760	5,646
General and administrative	26,036	13,116
Goodwill impairment	5,464	4,000
Stock-based compensation	3,734	147
Depreciation and amortization	5,877	337

Total Operating Expense	73,871	23,246

Operating Loss	(29,224)	(15,235)

Other Income (Expense)
Other income, net	2,894	10
Interest expense	(381)	(714)
Gain on disposal of property and equipment	86	-

Total Other Income (Expense), net	2,599	(704)

Loss Before Income Taxes	(26,625)	(15,939)

Income Tax Expense	-	-

Net Loss	(26,625)	$(15,939)

Deemed dividend on repricing of warrants	-	(60)

Net Loss available to common shareholders	$(26,625)	$(15,999)

Net Loss per common share, basic and diluted	$(0.99)	$(1.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	26,947,023	15,600,455